Exhibit 10.4

GUARANTEE AND COLLATERAL AGREEMENT
dated as of
[●], 2013
among
ALLEGION PUBLIC LIMITED COMPANY,
ALLEGION US HOLDING COMPANY INC.,
THE SUBSIDIARY LOAN PARTIES
IDENTIFIED HEREIN
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

TABLE OF CONTENTS
ARTICLE I

Definitions

SECTION 1.01. Defined Terms	1

SECTION 1.02. Other Defined Terms	1
ARTICLE II

Guarantee

SECTION 2.01. Guarantee	6

SECTION 2.02. Guarantee of Payment; Continuing Guarantee	6

SECTION 2.03. No Limitations	6

SECTION 2.04. Reinstatement	7

SECTION 2.05. Agreement to Pay; Subrogation	7

SECTION 2.06. Cross-Guaranty	8

SECTION 2.07. Information	8
ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge	8

SECTION 3.02. Delivery of the Pledged Collateral	9

SECTION 3.03. Representations and Warranties	10

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests	11

SECTION 3.05. Registration in Nominee Name; Denominations	11

SECTION 3.06. Voting Rights; Dividends and Interest	11
ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest	13

SECTION 4.02. Representations and Warranties	16

SECTION 4.03. Covenants	17

SECTION 4.04. Other Actions	19

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral	20
ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default	21

SECTION 5.02. Application of Proceeds	23

SECTION 5.03. Grant of License to Use Intellectual Property	24

SECTION 5.04. Securities Act	24
ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation	25

SECTION 6.02. Contribution and Subrogation	25

SECTION 6.03. Subordination	25
ARTICLE VII

Miscellaneous

SECTION 7.01. Notices	26

SECTION 7.02. Waivers; Amendment	26

SECTION 7.03. Administrative Agent’s Fees and Expenses	27

SECTION 7.04. Survival of Agreement	27

SECTION 7.05. Counterparts; Effectiveness, Successors and Assigns	27

SECTION 7.06. Severability	28

SECTION 7.07. Right of Set-Off	28

SECTION 7.08. Governing Law; Jurisdiction; Consent to Service of Process	28

SECTION 7.09. WAIVER OF JURY TRIAL	29

SECTION 7.10. Headings	29

SECTION 7.11. Security Interest Absolute	29

SECTION 7.12. Termination or Release	30

SECTION 7.13. Additional Subsidiaries	30

SECTION 7.14. Administrative Agent Appointed Attorney-in-Fact	31

SECTION 7.15. Certain Acknowledgments and Agreements	31

SECTION 7.16. Secured Cash Management Obligations and Secured Hedge Obligations	32

Schedules
Schedule I    Subsidiary Loan Parties
Schedule II    Pledged Equity Interests; Pledged Debt Securities
Schedule III    Intellectual Property
Schedule IV    Commercial Tort Claims
Exhibits
Exhibit I    Form of Guarantee and Collateral Agreement Supplement
Exhibit II    Form of Patent Security Agreement
Exhibit III    Form of Trademark Security Agreement
Exhibit IV    Form of Copyright Security Agreement

GUARANTEE AND COLLATERAL AGREEMENT dated as of [●], 2013 (this “Agreement”), among Allegion Public Limited Company, Allegion US Holding Company Inc., the Restricted Subsidiaries from time to time party hereto and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent and Collateral Agent.
Reference is made to the Credit Agreement dated as of [●], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Allegion US Holding Company Inc. (the “Borrower”), Allegion Public Limited Company (“Holdings”), the Lenders and Issuing Banks from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Loan Parties are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. (%3) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement, provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(a)    The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(a).
“Borrower” has the meaning assigned to such term in the recitals hereto.

“Cash Management Services” means the treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to Holdings, the Borrower or any Restricted Subsidiary.
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Contributing Party” has the meaning assigned to such term in Section 6.02.
“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright owned by any other Person, or that any other Person now or hereafter otherwise has the right to license, and all rights of such Grantor under any such agreement.
“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyrights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including any of the foregoing listed on Schedule III.
“Credit Agreement” has the meaning assigned to such term in the recitals hereto.
“Excluded Equity Interests” has the meaning assigned to such term in Section 3.01.
“Excluded Personal Property” has the meaning assigned to such term in Section 4.01.
“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.
“Global Intercompany Note” means a promissory note evidencing all Indebtedness of Holdings, the Borrower and the Subsidiaries that, in each case, is owing to any Loan Party from time to time.
“Grantors” means Holdings, the Borrower and each Subsidiary Loan Party.
“Guarantors” means Holdings, the Borrower (except with respect to obligations of the Borrower) and each Subsidiary Loan Party.

“Holdings” has the meaning assigned to such term in the recitals hereto.
“Intellectual Property” means all intellectual and similar property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know‑how, show‑how or other proprietary data, software and databases and all embodiments or fixations thereof and related documentation and registrations, and all modifications of and improvements to any of the foregoing.
“IP Security Agreements” has the meaning assigned to such term in Section 4.02(b).
“License” means any Patent License, Trademark License, Copyright License or other written license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III.
“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” means, collectively, (a) all the Loan Document Obligations, (b) all the Secured Cash Management Obligations and (c) all the Secured Hedging Obligations.
“Paid in Full” and “Payment in Full” shall mean payment in full of all of the applicable Obligations (except for contingent indemnity obligations and expense reimbursement obligations to the extent no claim therefor has been made) and termination of all commitments to extend credit under the Credit Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention under a Patent owned by any Grantor, or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention under a Patent owned by any other Person, or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.
“Patents” means with respect to any Person all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America or the equivalent thereof in any other country and all applications for letters patent of the United States of America or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisionals, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered by the Borrower to the Administrative Agent pursuant to Section 4.01(i) of the Credit Agreement.
“Pledged Collateral” has the meaning assigned to such term in Section 3.01.
“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.
“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.
“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership interest certificates and other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Secured Cash Management Obligations” means the due and punctual payment of any and all obligations of Holdings, the Borrower and each Subsidiary Loan Party (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed to the Administrative Agent or an Affiliate of any of the foregoing, or to any Person that, at the time such obligations were incurred, was the Administrative Agent or an Affiliate of any of the foregoing, (b) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred.
“Secured Hedging Obligations” means the due and punctual payment of any and all obligations of Holdings, the Borrower and each Subsidiary Loan Party arising under each Hedging Agreement that (a) is with a counterparty that is the Administrative Agent or an Affiliate of any of the foregoing, or any Person that, at the time such Hedging Agreement was entered into, was the Administrative Agent or an Affiliate of any of the foregoing, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective

Date or (c) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.
“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations and (f) the successors and assigns of each of the foregoing.
“Security Interest” has the meaning assigned to such term in Section 4.01(a).
“Subsidiary Loan Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement after the Effective Date.
“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement.
“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all right, title and interest in and to any trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers and designs, all registrations and recordings thereof, and all registrations and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States of America or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II
Guarantee
SECTION 2.01.    Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, for the benefit of the Secured Parties, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension, renewal, amendment or modification of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its Guarantee hereunder and notice of protest for nonpayment.
SECTION 2.02.    Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its Guarantee hereunder constitutes a Guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower, any other Loan Party, or any other Person. Each Guarantor agrees that its Guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.
SECTION 2.03.    No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 7.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for any of the Obligations; (iv) any default, failure or delay, wilful or otherwise, in the performance of any of the Obligations; or (v) any other act or omission that may in any manner or to any extent otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the Payment in Full of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of Holdings, the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Holdings, the Borrower or any other Loan Party, other than the Payment in Full of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
SECTION 2.04.    Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 7.12(b), its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any other Loan Party or otherwise.
SECTION 2.05.    Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06.    Cross-Guaranty. Each Guarantor that is not an Excluded Swap Guarantor at the time the Guarantee or the grant of the security interest hereunder, in each case, by any Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Loan Party with respect to such Swap Obligation as may be needed by such Loan Party from time to time to honor all of its obligations under its Guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Guarantor's obligations and undertakings under this Article II voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each such Guarantor under this Section shall remain in full force and effect until the Loan Document Obligations have been Paid in Full. Each such Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “support or other agreement” for the benefit of, each Loan Party for all purposes of § 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 2.07.    Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s and their respective subsidiaries’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
ARTICLE III
Pledge of Securities
SECTION 3.01.    Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests of the Borrower and any wholly-owned Restricted Subsidiary that is also a Material Subsidiary now directly owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (v) more than 65% of the outstanding Voting Equity Interests of any first-tier Foreign Subsidiary or any Foreign-Subsidiary Holding Company, (w) any of the outstanding Voting Equity Interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, (x) any Equity Interests to the extent that and for so long as a pledge of such Equity Interests is prohibited by any Requirements of Law or contract, (y) any Equity Interests to the extent that and for so long as a pledge of such Equity Interests would result in material adverse tax consequences to the Borrower and its subsidiaries, taken as a whole, as reasonably determined in good faith by the Borrower or (z) any Equity Interests as to which the Collateral Agent and the Borrower reasonably determine that the costs of obtaining such security interests in such Equity Interests or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby (so long as any contractual restriction is not incurred in contemplation of such entity becoming a subsidiary of Holdings) (the Equity Interests so excluded being collectively referred to herein as the “Excluded Equity Interests”); (b)(i) any debt securities now owned or at any time hereafter acquired by such Grantor, including those listed opposite the name of such Grantor on Schedule II, and (ii) all promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and instruments referred to in clauses (a) and (b) above; (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any and all of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).
SECTION 3.02.    Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (i) on the Effective Date, in the case of any such Pledged Securities owned by such Grantor on the Effective Date, and (ii) within 30 days following the acquisition thereof by such Grantor, in the case of any such Pledged Securities acquired by such Grantor after the Effective Date.
(b)    Each Grantor will (i) cause all Indebtedness of Holdings, the Borrower and each Subsidiary that, in each case, is owing to such Grantor to be evidenced by the Global Intercompany Note, (ii) cause the Global Intercompany Note to be pledged and delivered to the Administrative Agent pursuant to the terms hereof and (iii) cause all Indebtedness (other than Permitted Investments) of any Person other than Holdings, the Borrower or any Restricted Subsidiary in a principal amount of $10,000,000 or more that is owing to a Grantor to be evidenced by a promissory note that is pledged and delivered to the Administrative Agent pursuant to the terms hereof.
(c)    Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper undated instruments of assignment duly executed by the applicable Grantor in blank and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing the Pledged Securities so delivered, which schedule shall be deemed attached to and to supplement Schedule II and be made a part hereof, provided that failure to provide any such schedule or any error therein shall not affect the validity of the pledge of any Pledged Securities.
SECTION 3.03.    Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:
(a)    Schedule II sets forth, as of the Effective Date, a true and complete list, with respect to each Grantor, of (i) all Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by such Pledged Equity Interests owned by such Grantor and (ii) all Pledged Debt Securities owned by such Grantor and all promissory notes and other instruments evidencing such Pledged Debt Securities, other than any Pledged Debt Security, or promissory note or other instrument evidencing any Pledged Debt Security, evidencing a Permitted Investment or Indebtedness of any Person (other than Holdings, the Borrower or any Subsidiary) in a principal amount not in excess of $10,000,000;
(b)    the Pledged Equity Interests and Pledged Debt Securities have been issued by the issuers thereof and, in the case of such Pledged Equity Interests and Pledged Debt Securities issued by Holdings, the Borrower or a Restricted Subsidiary, have been duly and validly authorized and (i) in the case of such Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of such Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof; subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c)    except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens (other than Liens created under the Loan Documents and Permitted Encumbrances), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral (other than Liens created under the Loan Documents, Permitted Encumbrances and transfers made in compliance with the Credit Agreement) and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Liens created under the Loan Documents and Permitted Encumbrances), however arising, of all Persons whomsoever; and
(d)    except as disclosed on Schedule II or any supplemental schedule furnished pursuant to Section 3.02(c), and except for restrictions and limitations imposed by the Loan Documents or securities laws generally, and, in the case of clause (ii) below, except for limitations existing as of the Effective Date in the articles or certificate of incorporation, bylaws or other organizational documents of Holdings, the Borrower or any Restricted Subsidiary, (i) the Pledged Collateral is and will continue to be freely transferable and assignable, and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder.

SECTION 3.04.    Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor acknowledges and agrees that (i) to the extent any interest in any limited liability company or unlimited liability company or limited partnership controlled now or in the future by any Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be at all times hereafter represented by a certificate and shall be at all times hereafter a “security” within the meaning of Article 8 of the New York UCC and governed by Article 8 of the New York UCC and (ii) to the extent any interest in any limited liability company or unlimited liability company or limited partnership controlled now or in the future by any Grantor and pledged hereunder is not a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.
SECTION 3.05.    Registration in Nominee Name; Denominations. During the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. During the continuance of an Event of Default, each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Administrative Agent shall at all times during the continuance of an Event of Default have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
SECTION 3.06.    Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:
(i)    each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights and remedies of a holder of any Pledged Collateral;

(ii)    the Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06; and
(iii)    each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, and required to be delivered to the Administrative Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock powers or other instruments of transfer).
(b)    Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers or other instruments of transfer). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property shall be held as security for the payment and performance of the Obligations and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c)    Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.
(d)    Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.
ARTICLE IV
Security Interests in Personal Property
SECTION 4.01.    Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations and subject to Section 4.01(d), each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper;

(iii)    all cash, cash equivalents and Deposit Accounts;
(iv)    all Documents;
(v)    all Equipment;
(vi)    all General Intangibles, including all Intellectual Property;
(vii)    all Instruments;
(viii)    all Inventory;
(ix)    all other Goods;
(x)    all Investment Property;
(xi)    all Letter-of-Credit Rights;
(xii)    all Commercial Tort Claims specifically described on Schedule IV, as such schedule may be supplemented from time to time pursuant to Section 4.02(f);
(xiii)    all books and records pertaining to the Article 9 Collateral; and
(xiv)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
(b)    Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets, whether now owned or at any time hereafter acquired, of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number, if any, issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.
Each Grantor also ratifies its authorization for the Administrative Agent (or its designee) to file in any relevant jurisdiction any financing statements or amendments thereto if filed prior to the date hereof.
The Administrative Agent (or its designee) is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the

Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.
(c)    The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
(d)    Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to (i) any assets if, to the extent and for so long as the grant of a Lien thereon to secure the Obligations is prohibited by any Requirements of Law or contract (so long as any contractual restriction is not incurred in contemplation of such entity becoming a subsidiary of Holdings) (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law, including pursuant to Sections 9‑406, 9-407, 9-408 or 9-409 of the New York UCC); provided that such security interest shall attach immediately at such time as the condition causing such prohibition shall no longer exist and, to the extent severable, shall attach immediately to any portion of such asset that does not result in such prohibition, (ii) any Excluded Equity Interests, (iii) any motor vehicles owned or any other assets subject to certificates of title, to the extent that a security interest therein cannot be perfected by the filing of a Uniform Commercial Code financing statement, (iv) any intent-to-use trademark application, (v) Letter-of-Credit Rights to the extent that a security interest therein cannot be perfected by the filing of a Uniform Commercial Code financing statement and Commercial Tort Claims, in each case with a value, as reasonable determined by the Borrower, of less than $[__], (vi) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law, including pursuant to Sections 9‑406, 9‑407, 9-408 or 9-409 of the New York UCC), (vii) any leasehold interest to the extent that a security interest therein cannot be perfected by the filing of a Uniform Commercial Code financing statement, (viii) any foreign Intellectual Property; (ix) any assets to the extent that such security interests would result in material adverse tax consequences to the Borrower and its subsidiaries, taken as a whole, as reasonably determined in good faith by the Borrower and (x) any assets as to which the Collateral Agent and the Borrower reasonably determine that the costs of obtaining such security interests in such assets or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby (the items referred to in clauses (i) through (x) above being collectively referred to as the “Excluded Personal Property”); provided that Excluded Personal Property shall not include any Proceeds, substitutions or replacements of any Excluded Personal Property (unless such Proceeds, substitutions or replacements would constitute Excluded Personal Property).

SECTION 4.02.    Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent for the benefit of the Secured Parties that:
(a)    Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest.
(b)    A Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedules 2A and 2B to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03(a) or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. A Patent Security Agreement substantially in the form of Exhibit II hereto, a Trademark Security Agreement substantially in the form of Exhibit III hereto and a Copyright Security Agreement substantially in the form of Exhibit IV hereto (such agreements, collectively, the “IP Security Agreements”), in each case containing a description of the Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights and exclusive Copyright Licenses, for which the applicable Grantor is the licensee and the licensed work is registered at the United States Copyright Office, as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the above-referenced offices.

(c)    The Article 9 Collateral is owned by the Grantors, or the Grantors have rights in such Article 9 Collateral, free and clear of any Lien, except for the Liens permitted under Section 6.02 of the Credit Agreement.
(d)    Schedule III sets forth, as of the Effective Date, a true and complete list, with respect to each Grantor, of (i) all Patents that have been granted by the United States Patent and Trademark Office, (ii) all Copyrights that have been registered with the United States Copyright Office, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and (iv) all Copyright Licenses under which such Grantor is an exclusive licensee and the licensed work is registered at the United States Copyright Office. In the event any Supplemental Perfection Certificate delivered pursuant to Section 5.03(b) of the Credit Agreement shall set forth any Intellectual Property, Schedule III shall be deemed to be supplemented to include the reference to such Intellectual Property in the same form as such reference is set forth on such Supplemental Perfection Certificate.
(e)    The Intellectual Property listed in Schedule III hereto for each Grantor includes all Intellectual Property that such Grantor owns in connection with its business as of the Effective Date which is registered at the United States Patent and Trademark Office or the United State Copyright Office. As of the Effective Date, all registrations of Intellectual Property listed in Schedule III are unexpired, subsisting and have not been canceled.
SECTION 4.03.    Covenants. (a) Each Grantor agrees promptly to notify the Administrative Agent in writing of any change (i) in its legal name, (ii) in the location of its chief executive office or its principal place of business, (iii) in its identity or type of organization or corporate form, (iv) in its federal taxpayer identification number or organizational identification number or (v) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest, having the priority required by this Agreement, in all the Article 9 Collateral.
(b)    Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.
(c)    At its option, the Administrative Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Loan Documents, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization, provided that nothing in this Section 4.03(c) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents.
(d)    Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.
(e)    None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and, except as permitted by the Credit Agreement, each Grantor shall remain at all times in possession or control of the Article 9 Collateral owned by it, except that the Grantors may use, license and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement (including Section 4.05(h)), the Credit Agreement or any other Loan Document unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing).
(f)    None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and in accordance with such prudent practice used in industries that are the same as or similar to those in which such Grantor is engaged.
(g)    The Grantors, at their own expense, shall maintain or cause to be maintained insurance in accordance with the requirements set forth in Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney‑in‑fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by Section 5.07 of the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

SECTION 4.04.    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a)    Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments (other than any instrument with a face amount of less than $[__]) or Tangible Chattel Paper, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.
(b)    [Reserved].
(c)    Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities required to be pledged hereunder, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor and required to be pledged hereunder are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities.
(d)    [Reserved.]
(e)    Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $[__], the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.05.    Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not do any act or omit to do to any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any United States Patent owned by such Grantor material to the conduct of any Grantor’s business may become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term), and each Grantor agrees that it, as determined by such Grantor in its reasonable business judgment, shall continue to mark any products covered by any such Patent with the relevant patent number as necessary to establish and preserve its maximum rights under applicable patent laws.
(b)    Each Grantor (either itself or through its licensees or its sublicensees) will, for each United States Trademark owned by such Grantor material to the conduct of any Grantor’s business, (i) maintain such Trademark in full force with respect to any material goods and services, free from any valid claim of abandonment or invalidity for non‑use for such goods and services, (ii) maintain in all material respects the quality of products and services offered under such Trademark and (iii) if registered, and if determined by such Grantor in its reasonable business judgment, display such Trademark with notice of Federal or foreign registration to the extent necessary to establish and preserve its maximum rights under applicable law.
(c)    Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of any Grantor’s business, and as determined by such Grantor in its reasonable business judgment, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary to establish and preserve its maximum rights under applicable copyright laws.
(d)    Each Grantor shall notify the Administrative Agent promptly if it knows that any United States Patent, Trademark registration or application or Copyright registration owned by such Grantor material to the conduct of any Grantor’s business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (excluding routine office actions issued in the ordinary course of prosecution) regarding such Grantor’s ownership of such United States Patent, Trademark registration or application or Copyright registration, its right to register the same, or its right to keep and maintain the same.
(e)    Each Grantor will take all necessary steps that are consistent with such Grantor’s reasonable business judgment (i) in any proceeding before the United States Patent and Trademark Office or United States Copyright Office, to maintain and pursue each application relating to the United States Patents, Trademarks and/or Copyrights that such Grantor owns and that is material to the conduct of such Grantor’s business (and to obtain the relevant grant or registration) and (ii) to maintain each such issued United States Patent and each registration of the United States Trademarks and Copyrights material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use and payment of maintenance fees, and, if and to the extent consistent with reasonable business judgment as determined by such Grantor, to initiate opposition, interference and cancellation proceedings against third parties.

(f)    In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of United States Intellectual Property owned by such Grantor and material to the conduct of any Grantor’s business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with reasonable business judgment as determined by such Grantor, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances in the reasonable business judgment of such Grantor to protect such Article 9 Collateral.
(g)    Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to preserve, protect, pursue, renew, extend or keep in full force and effect, or otherwise allow to lapse, terminate, become invalid or unenforceable or dedicate to the public domain any of its Intellectual Property, to the extent permitted by the Credit Agreement.
ARTICLE V
Remedies
SECTION 5.01.    Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then‑existing licensing or other contractual arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Administrative Agent shall give the applicable Grantors no less than 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9‑611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but neither the Administrative Agent nor any other Secured Party shall incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Loan Document Obligations Paid in Full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court‑appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to commercially reasonable standards as provided in Section 9‑610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02.    Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon the Collateral, including any Collateral consisting of cash, as follows:
FIRST, to the payment of all costs and expenses incurred by, and all indemnity and fee obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made) owed to, the Administrative Agent in connection with such collection, sale, foreclosure or other realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
SECOND, to the Payment in Full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and
THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
Notwithstanding the foregoing, no amounts received from any Excluded Swap Guarantor shall be applied to any Excluded Swap Obligations of such Excluded Swap Guarantor.
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03.    Grant of License to Use Intellectual Property. Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors and effective solely upon the occurrence and solely during the continuation of an Event of Default) to use, license or sublicense any of the Article 9 Collateral consisting of United States Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that such nonexclusive license and/or sublicense does not violate the express terms of any agreement between a Grantor and a third party, or gives such third party any right of acceleration, modification or cancellation therein. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, solely upon the occurrence and solely during the continuation of an Event of Default, provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
SECTION 5.04.    Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect, the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE VI
Indemnity, Subrogation and Subordination
SECTION 6.01.    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment in respect of any Obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Obligation, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
SECTION 6.02.    Contribution and Subrogation. Each Guarantor and Grantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Grantor (other than Holdings or the Borrower) shall be sold pursuant to any Security Document to satisfy any Obligation and such other Guarantor or Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors and Grantors on the date hereof (or, in the case of any Guarantor or Grantor becoming a party hereto pursuant to Section 7.13, the date of the supplement hereto executed and delivered by such Guarantor or Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall (subject to Section 6.03) be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.
SECTION 6.03.    Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of the Guarantors and Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Payment in Full of the Obligations. No failure on the part of the Borrower or any other Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.

(b)    Each Guarantor and Grantor hereby agrees and acknowledges that (i) all Indebtedness and other monetary obligations owed to it by any other Guarantor or Grantor and (ii) all Indebtedness and other monetary obligations owed by it to any other Guarantor or Grantor or any other Restricted Subsidiary shall, in each case, be fully subordinated to the Payment in Full of the Obligations.
ARTICLE VII
Miscellaneous
SECTION 7.01.    Notices. All communications and notices to Holdings, the Borrower and the Administrative Agent hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
SECTION 7.02.    Waivers; Amendment. (a) No failure or delay by any Secured Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Parties with respect to which such waiver, amendment or modification is applicable, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

(c)    This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
SECTION 7.03.    Administrative Agent’s Fees and Expenses. (a) The Loan Parties jointly and severally agree to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement; provided that each reference therein to “Holdings” or the “Borrower” shall be deemed to be a reference to the “Loan Parties.”
(b)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent or any other Secured Party.
SECTION 7.04.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party or any other Person and notwithstanding that any Secured Party or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect until all the Loan Document Obligations have been Paid in Full, the Lenders have no further commitment to lend, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue, amend, or extend Letters of Credit under the Credit Agreement.
SECTION 7.05.    Counterparts; Effectiveness, Successors and Assigns. This Agreement may be executed in counterparts, (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer by any Loan Party shall be null and void), except as expressly contemplated by this Agreement or the Credit Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.06.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 7.07.    Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank or any such Affiliate to or for the credit or the account of any Loan Party against any of or all the obligations then due of such Loan Party now or hereafter existing under this Agreement held by such Lender or Issuing Bank or any such Affiliate, irrespective of whether or not such Lender or Issuing Bank or any such Affiliate shall have made any demand under this Agreement. Each Lender and Issuing Bank agrees to notify the Loan Parties and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and Issuing Bank and each of their respective Affiliates under this Section 7.07 are in addition to other rights and remedies (including other rights of set-off) that such Lender or Affiliate may have.
SECTION 7.08.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action, litigation or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each Loan Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State or, to the fullest extent permitted by applicable law, in such Federal court. Each Loan Party agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.

(c)    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.08. Each Loan Party hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each Loan Party irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 7.09.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.
SECTION 7.10.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 7.11.    Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of the security interest in the Pledged Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Obligations or this Agreement (other than a release of any Grantor or Guarantor in accordance with Section 7.12).

SECTION 7.12.    Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate and be released when all the Loan Document Obligations have been Paid in Full and the Lenders have no further commitment to lend, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.
(b)    A Subsidiary Loan Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary or as otherwise expressly permitted under Section 9.14 of the Credit Agreement.
(c)    Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or other transfer to a Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 or Section 9.14 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
(d)    In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.12, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.12 shall be without warranty by the Administrative Agent, and the Administrative Agent shall have no liability whatsoever to any other Secured Party as a result of any release of Collateral by it in accordance with (or which the Administrative Agent in good faith believes to be in accordance with) this Section 7.12.
SECTION 7.13.    Additional Subsidiaries. Pursuant to the Credit Agreement, certain Restricted Subsidiaries not a party hereto on the Effective Date are required to enter in this Agreement. Upon the execution and delivery by the Administrative Agent and any such Restricted Subsidiary of a Supplement, such Restricted Subsidiary shall become a Subsidiary Loan Party, a Guarantor and a Grantor hereunder, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Loan Party. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Loan Party as a party to this Agreement.

SECTION 7.14.    Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
SECTION 7.15.    Certain Acknowledgments and Agreements. Each Subsidiary Loan Party hereby acknowledges the provisions of Section 2.15 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Subsidiary Loan Party were a party to the Credit Agreement.

SECTION 7.16.    Secured Cash Management Obligations and Secured Hedge Obligations. No Secured Party that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including, without limitation, the release or impairment of any Collateral) other than in its capacity as the Administrative Agent or a Lender, as applicable, and, in any such case, only to the extent expressly provided in the Loan Documents, including Article VIII of the Credit Agreement. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, including under Article VIII of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ALLEGION PUBLIC LIMITED COMPANY,
by

Name:
Title:

ALLEGION US HOLDING COMPANY INC.,
by

Name:
Title:

[OTHER SUBSIDIARY LOAN PARTIES],
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

Schedule I to
the Guarantee and
Collateral Agreement

SUBSIDIARY LOAN PARTIES
Schlage Lock Company LLC
Von Duprin LLC

PLEDGED EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

U.S. COPYRIGHTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]
U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

LICENSES
[Make a separate page of Schedule III for each Grantor, and state if any Grantor is not a party to a license/sublicense.]
I. Licenses/Sublicensees of [Name of Grantor] as Licensor on Date Hereof
A.  Copyrights
[List U.S. copyrights in numerical order by Registration No.]
U.S. Copyrights

Licensee Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

B.  Patents
[List U.S. patent nos. and U.S. patent application nos. in numerical order.]
U.S. Patents

Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Licensee Name and address	Date of License/ Sublicense	Date Filed	Application No.

C.  Trademarks
[List U.S. trademark nos. and U.S. trademark application nos. in numerical order.]
U.S. Trademarks

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

D.  Others

Licensee Name and Address	Date of License/ Sublicense	Subject Matter

II. Licensees/Sublicenses of [Name of Grantor] as Licensee on Date Hereof
A.  Copyrights
[List U.S. copyrights in numerical order by Registration No.]
U.S. Copyrights

Licensor Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

B.  Patents
[List U.S. patent nos. and U.S. patent application nos. in numerical order.]
U.S. Patents

Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C.  Trademarks
[List U.S. trademark nos. and U.S. trademark application nos. in numerical order.]
U.S. Trademarks

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

D.  Others

Licensor Name and Address	Date of License/ Sublicense	Subject Matter

U.S. PATENTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no patents are owned. List in numerical order by Patent No./Patent Application No.]
U.S. Patent Registrations

Patent Numbers	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

U.S. TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

State Trademark Registrations
[List in alphabetical order by state/numerical order by trademark no. within each state]

State	Mark	Filing Date	Application No.

Trade Names

Country(s) Where Used	Trade Names

Commercial Tort Claims

SUPPLEMENT NO. __ dated as of [  ] (this “Supplement”), to the Guarantee and Collateral Agreement dated as of [●], 2013 (the “Collateral Agreement”), among Allegion US Holding Company Inc., a Delaware corporation (the “Borrower”), Allegion Public Limited Company, an Irish public limited company (“Holdings”), each Restricted Subsidiary of Holdings listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, N.A., (“JPMCB”), as Administrative Agent (in such capacity, the “Administrative Agent”).
A. Reference is made to the Credit Agreement dated as of [●], 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders and Issuing Banks from time to time party thereto and JPMCB, as Administrative Agent.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement, as applicable.
C. The Guarantors and Grantors have entered into the Collateral Agreement in order to induce the Lenders and the Issuing Banks to make extensions of credit under the Credit Agreement. Section 7.13 of the Collateral Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Loan Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party under the Collateral Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit and as consideration for such extensions of credit previously made.
Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
SECTION 1. In accordance with Section 7.13 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, a Grantor and a Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, a Grantor and a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party, a Grantor and a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and a Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Loan Party”, a “Guarantor” or a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.
SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary, (c) set forth on Schedule III attached hereto is a true and correct schedule of Intellectual Property consisting of Copyrights, Patents and Trademarks of the New Subsidiary and (d) set forth in Schedule IV attached hereto is a true and correct list of all Commercial Tort Claims in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages reasonably estimated to exceed $[__], including a summary description of each such claim.
SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.
SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, as provided in Section 9.03 of the Credit Agreement; provided that each reference therein to “Holdings” or the “Borrower” shall be deemed to be a reference to the New Subsidiary.
IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
by

Name:
Title:

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

PLEDGED SECURITIES

Equity Interests

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

Debt Securities

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

COMMERCIAL TORT CLAIMS

PATENT SECURITY AGREEMENT dated as of [●] (this “Agreement”), between [APPLICABLE GRANTOR(S)] (the “Grantors”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.
Reference is made to (a) the Credit Agreement dated as of [●], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Allegion US Holding Company Inc., as the Borrower, Allegion Public Limited Company, the Lenders and Issuing Banks from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Guarantee and Collateral Agreement dated as of [●], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, Holdings, the Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have extended, and have agreed to extend, credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Collateral Agreement, did and hereby does grant to the Administrative Agent and its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the portion of the Article 9 Collateral constituting Patents (including those listed on Schedule I hereto), subject to the exclusions set forth in Section 4.01(d) of the Collateral Agreement (collectively, the “Patent Collateral”).
SECTION 3. Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Administrative Agent for the benefit of the Lenders in connection with the Collateral Agreement and is expressly subject to the terms and conditions thereof. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 5. CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●], as Grantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I
Patents

Registered Owner	Title of Patent	Registration Number	Issue Date	Expiration

Patent Applications

Registered Owner	Title of Patent	Application Number	Date Filed

TRADEMARK SECURITY AGREEMENT dated as of [●] (this “Agreement”), between [APPLICABLE GRANTOR(S)] (the “Grantors”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.
Reference is made to (a) the Credit Agreement dated as of [●], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Allegion US Holding Company Inc., as the Borrower, Allegion Public Limited Company, the Lenders and Issuing Banks from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Guarantee and Collateral Agreement dated as of [●], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, Holdings, the Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have extended, and have agreed to extend, credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Collateral Agreement, did and hereby does grant to the Administrative Agent and its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the portion of the Article 9 Collateral constituting Trademarks (including those listed on Schedule I hereto but excluding any Trademarks that are Excluded Personal Property), subject to the exclusions set forth in Section 4.01(d) of the Collateral Agreement (collectively, the “Trademark Collateral”).
SECTION 3. Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Administrative Agent for the benefit of the Lenders in connection with the Collateral Agreement and is expressly subject to the terms and conditions thereof. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 5. CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●], as Grantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I
Trademarks

Registered Owner	Mark	Application No.	Registration No.	Registration Date

Trademark Applications

Registered Owner	Mark	Application No.	Filing Date

COPYRIGHT SECURITY AGREEMENT dated as of [●] (this “Agreement”), between [APPLICABLE GRANTOR(S)] (the “Grantors”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as Administrative Agent.
Reference is made to (a) the Credit Agreement dated as of [●], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Allegion US Holding Company Inc., as the Borrower, Allegion Public Limited Company, the Lenders and Issuing Banks from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Guarantee and Collateral Agreement dated as of [●], 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, Holdings, the Subsidiary Loan Parties from time to time party thereto and JPMCB, as Administrative Agent. The Lenders and the Issuing Banks have extended, and have agreed to extend, credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor, pursuant to the Collateral Agreement, did and hereby does grant to the Administrative Agent and its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the portion of the Article 9 Collateral constituting Copyrights and Copyright Licenses under which Grantor is an exclusive licensee (including those listed on Schedule I hereto), subject to the exclusions set forth in Section 4.01(d) of the Collateral Agreement (collectively, the “Copyright Collateral”).
SECTION 3. Collateral Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Administrative Agent for the benefit of the Lenders in connection with the Collateral Agreement and is expressly subject to the terms and conditions thereof Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 5. CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●], as Grantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE I
Copyrights

Registered Owner	Title	Registration Number	Expiration Date

Copyright Applications

Registered Owner	Title	Application Number	Date Filed

Exclusive Copyright Licenses

Licensee	Licensor	Title	Registration Number	Expiration Date